UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 31, 2019
ZIONS BANCORPORATION, NATIONAL ASSOCIATION
(Exact name of registrant as specified in its charter)

United States of America	001-12307	87-0189025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One South Main,	Salt Lake City,	Utah	84133
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code (801) 844-7637

(Former name or former address, if changed since last report.)
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	ZION	The NASDAQ Stock Market, LLC
Warrants to Purchase Common Stock (expiring May 22, 2020)	ZIONW	The NASDAQ Stock Market, LLC
Depositary Shares each representing a 1/40th ownership interest in a share of:
Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock	ZB/A	New York Stock Exchange
Series G Fixed/Floating-Rate Non-Cumulative Perpetual Preferred Stock	ZB/G	New York Stock Exchange
Series H 5.75% Non-Cumulative Perpetual Preferred Stock	ZB/H	New York Stock Exchange
6.95% Fixed-to-Floating Rate Subordinated Notes due September 15, 2028	ZBK	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

As reported in its Form 8-K filed with the Securities and Exchange Commission on June 3, 2019, Zions Bancorporation, N.A. (the “Bank”) held its Annual Meeting of Shareholders on May 31, 2019. Among other results of the vote as previously reported, the Bank’s shareholders recommended, on a nonbinding advisory basis, an annual frequency for the shareholder nonbinding vote to approve executive compensation as follows:

1 Year	2 Years	3 Years	Abstain
139,670,269	260,805	3,134,916	273,175

In light of the shareholders’ and Board’s recommendations that the Bank hold a vote for the approval of executive compensation on an annual basis, the Bank will continue its practice of including a nonbinding advisory shareholder vote on the compensation of named executive officers in its proxy materials each year until the Bank holds its next frequency vote, which will occur no later than the Bank’s 2025 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION, NATIONAL ASSOCIATION

By:	/s/ THOMAS E. LAURSEN
Name:	Thomas E. Laursen
Title:	Executive Vice President and General Counsel

Date: August 27, 2019